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                                                                     Exhibit 3.2

                                   Appendix A.
                  BYLAWS OF KID CASTLE EDUCATIONAL CORPORATION
                             (a Florida corporation)


                                    ARTICLE I
                                     GENERAL

      1.1 General Offices. Unless otherwise determined by resolution of the Board of Directors, the principal office of the Corporation shall be located in within or without the States of Florida and Texas, as the Board of Directors may determine or as the affairs of the Corporation may require from time to time.

      1.2 Registered Office. The Corporation shall have and continuously maintain in the State of Florida a registered office, which may be, but need not be, the same as the Corporation's principal office in the State of Florida. The address of the registered office may be changed from time to time by the Board of Directors.

      1.3 Registered Agent. The Corporation shall have and continuously maintain in both of the states of Florida, a registered agent, which agent may be either an individual who resides in said state, or a domestic corporation, or a foreign corporation authorized to transact business in said state. A registered agent may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

      2.1 Annual Shareholders' Meetings. An annual meeting of the shareholders shall be held each year on a day to be selected by the Chairman of the Board of Directors or the President within six months after the end of the Corporation's fiscal year, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of the Directors shall not be held on the date elected for any annual meeting of Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be held.

      2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or these Bylaws, may be called by the Chairman of the Board, or the holders of not less than 50% of all outstanding shares of the Corporation entitled to vote at the meeting. Business translated at a special meeting shall be limited to the purposes stated in the notice of the meeting.

      2.3 Place of Meeting. The Chairman of the Board of Directors may designate any place, either within or without the State of Taxes, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or any special meeting of shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place for the

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holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Florida.

      2.4 Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than fifty (50) days before the date of the meeting, either by mail, by or at the direction of the Chairman of the Board, or the person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at this address as it appears on the stock transfer book of Corporation, with postage thereon prepaid.

      2.5 Action without Meeting. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than 50% of votes that would be authorized or taken such action at a meeting at which all share entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consent in writing.

      2.6 Voting Lists.

            A. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept at the registered office of the Corporation or the principal office of the Corporation, if it be other than the registered office, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

            B. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

      2.7 Quorum of Shareholders. The holders of a majority of the shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The vote of the holders of a majority of the shares entitled to vote at any meeting of shareholders at which a quorum is present, shall be the act of that shareholders' meeting, unless the vote of a greater number is required by law.


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      2.8 Voting of Shares.

            A. Each outstanding share, regardless of class, shall be entitled to one vote on any matter submitted to a vote of the shareholders, except to the extent that the Articles of Incorporation provide for more or less of the shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series, and except as otherwise provided by the General Corporation Law.

            B. A shareholder may vote either in person or by a proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

            C. At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are Directors to be elected and for whose election the shareholder has a right to vote.

      2.9 Method of Voting. Voting on any question or in any election shall be by written ballot.

      2.10 Rules of Procedure. To the extent applicable, Robert's Rules of Order may govern the conduct and procedure at all shareholder's meetings.

      2.11 Cumulative Voting. Cumulative voting is expressly prohibited by the Corporation's Articles of Incorporation.

      2.12 Pre-Emptive Rights. No holder of any stock of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the Corporation authorized by the Articles of Incorporation or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the Corporation, or of any bonds, certificates of indebtedness, debenture, warrants, options or other securities convertible into any class of stock of Corporation, but any stock authorized by the Articles of Incorporation or any such additional authorized issue of any stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of the Articles of Incorporation.


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                                   ARTICLE III
                                    DIRECTORS

      3.1 Management. Directors need not be residents of Florida or Texas or shareholders of the Corporation in order to qualify as a director.

      3.2 Number. The number of directors of the Corporation shall consist of three members as shall be elected by the shareholders from time to time. The number of directors may be increased or decreased from time to time by amendment to this Section of the Bylaws provided that the number shall never be less that, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

      3.3 Election. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting.

      3.4 Term of Office. Unless removed in accordance with these Bylaws each director shall hold office for the term for which the director is elected and until the director's successor shall have been elected and qualified.

      3.5 Removal. The entire Board of Directors or any director may be removed from office, whether with or without cause, at any special meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director or directors if notice of intention to at upon the question of removing such director shall have been stated as one of the purposes for the calling of such meeting and such meeting shall have been called in accordance with these Bylaws.

      3.6 Vacancy.

            A. Any vacancy occurring in the Board of Directors may be filled in accordance with paragraph C of this Section or may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

            B. A directorship to be filled by reason of an increase in the number of directors may be filled in accordance with paragraph C of this Section or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

            C. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose.


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      3.7 Quorum. A majority of the number of director fixed by these Bylaws shall constitute a quorum for the transaction of business unless a greater number is required by law or these Bylaws. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law or these Bylaws.

      3.8 Annual Director's Meetings. At the place such meeting of the shareholders has been held, the Board of Directors shall meet each year for the purpose of electing the officers of the Corporation and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

      3.9 Regular Meeting. The Board of Directors may provide by resolution the time and place, either within or without the State of Florida, for the holding of regular meetings without other notice than such resolution.

      3.10 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or shall be called at the request of at the least any three members of the Board of Directors and shall be held upon notice by letter, telegram, or fax, delivered for transmission not later than during the seven business day immediately preceding the day for the meting, or by word of mouth, telephone, or radiophone received not later than during the second business day immediately preceding the day for the meeting. Notice of any special meeting of the Board of Directors may be waived before or after the time of the meeting. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.

      3.11 No Statement of Purpose of Meeting Required. Neither the business proposed to be transacted, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

      3.12 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any of attendance at such meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

      3.13 Attendance and Presumption of Assent. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless that director's dissent shall be entered in the minutes of the meeting or unless that director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by


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registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who vote din favor of such action.

                                   ARTICLE IV
                                    OFFICERS

      4.1 Number. The principal officers of the corporation shall consist of a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), President shall be elected by the Board of Directors. Such other officers and agents as may be deemed necessary may be elected or appointed by the Chairman of Board of Directors. Any two (2) or more offices may be held by the same person. No officer need be a shareholder, a director, or a resident of Florida.

      4.2 Election and Term of Office. Except President of the Corporation, the officers, subordinate officers and agents of the Corporation shall be elected by the Chairman of Board of Directors at its annual meeting or as soon thereafter as conveniently possible. New or vacated offices may be filled at the appointment of the Chairman of Board of Directors. Each officer shall hold office until that officer's death or until that officer shall resign or shall have been removed in the manner hereafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

      4.3 Removal. Any officer or agent elected or appointed by the Chairman of the Board of Directors may be removed by the Chairman of Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election of appointment of an officer or agent shall not of itself create contract rights.

      4.4 Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

      4.5 President. Unless the Board of Directors elects a Chairman of the Board and designates him as the principal executive officer of the Corporation, the President shall be the principal executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation. Unless a Chairman of the Board has been elected, the President shall preside at all meetings of the Shareholders and of the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

      4.6 Treasurer. The treasurer shall be the principal officer of the Corporation and shall have charge and custody and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Chairman of the Board of Directors; render to the Chairman of the Board, the President and the Board of Directors, whenever the


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same shall be required, an account of all transactions as Treasurer and of the financial condition of the Corporation; if required by the Board of Directors give bond for the faithful performance of the duties of this office and for the restoration of the Corporation, in case of the Treasurer's death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under his control belonging to the Corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board, President or by the Board of Directors.

      4.7 Salaries. The salaries of the principal officers shall be fixed from time to time by the Chairman of the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

      5.1 Contracts, Deeds, Mortgages and Other Documents. Subject always to the specific direction of the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the Chairman of Board of Directors.

      5.2 Loans. No indebtedness shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      5.3 Checks, Drafts, etc. All checks, drafts, notes, bonds, other orders for the payment of money, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      5.4 Deposits. All funds of the Corporation not otherwise employed, shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

      6.1 Certificates for Shares. The Corporation shall deliver stock certificates representing all shares to which shareholders are entitled in such form as may be determined by the Board of Directors. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Florida; the name of the person to whom it is issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, and any restrictions or statements required by law. Such certificates shall be signed by the Chairman of


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Board of Directors, Treasurer or such officer or officers as the Board of
Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof.

      6.2 Facsimile Signatures. The signatures of the Chairman of Board of Directors, Treasurer or such officer or officers as these Bylaws or the Board of :Directors of the Corporation shall prescribe upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance.

      6.3 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration, not less than the par value, if any of such shares and to such persons as the Board of Directors may determine from time to time.

      6.4 Payment. The consideration paid for the issuance of shares of the Corporation shall consist of money actually paid, labor or services actually preformed, or property, both tangible and intangible, actually received. Certificates for shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. When such consideration shall have been paid to the Corporation or to a corporation of which all of the outstanding shares of each class are owned by the Corporation, the shares shall be deemed to have been issued and the subscriber or :Shareholder entitled to receive such issue shall be a Shareholder with respect to such shares, and the shares shall be considered fully paid and non-assessable. Neither promissory notes nor the promise of future services shall constitute payment or partial payment for shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors or the shareholders as the case may be, as to the value of the consideration received for shares shall be conclusive.

      6.5 Replacement of Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificate to be issued in place of any certificate or certificates therefore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of fact by the person claiming that the certificate or certificates representing shares has been lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to give the Corporation a bond with a surety or sureties satisfactory to the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

      6.6 Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by the holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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      6.7 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other parties, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VII
                             DIVIDENDS AND RESERVES

      7.1 Declaration and Payment. Subject to provision contained in the statutes or the Articles of Incorporation (if any), dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, property, or in shares of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

      7.2 Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty (50) days and not less than ten (10) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopted the resolution declaring such dividend shall be the record date.

      7.3 Reserves. There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, to pay dividends, or to repair or maintain any property of the Corporation, or for such other purposes as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in that it was created.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 Limitation of Liability. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by that person as a director, officer or employee of the Corporation in good faith, if, in the exercise of ordinary care, this person:

            A. Relied upon financial statements of the Corporation represented to this person to be correct by the President or the officer of the Corporation having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants, fairly to reflect the financial condition of the Corporation, or considered the Corporation's assets to be of their book value; or

            B. Relied upon the written opinion of an attorney for the Corporation.

      8.2 Fiscal Year. The fiscal year of the Corporation shall be fixed by a resolution of the Board of Directors.


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      8.3 Seal. The corporate seal shall be in such form as may be determined by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      8.4 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and the Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. Any person who shall have been a holder of record of shares for at least six (6) months immediately preceding demand, or shall be the holder of record of at least five percent (5%) of all the outstanding shares of a corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purposes, its relevant books and records of account, minutes and records, of shareholders, and to make copies thereof, all at such person's expense.

      8.5 Annual Statement. The Board of Directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the Corporation, including a reasonably detailed balance sheet and income statement.

      8.6 Resignation. Any director, officer or agent may resign by giving written notice to the Chairman of the Board, President or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      8.7 Amendment of Bylaws. These Bylaws may be altered, amended, or repealed either by unanimous written consent of the Board of Directors, in the manner stated in Article 3.16 herein, or at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.

      8.8 Invalid Provisions. If any pat of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

      8.9 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in their interpretation.

      8.10 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.


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      8.11 Gender. Words which import one gender shall be applied to any gender wherever appropriate and words which import the singular or plural shall be applied to either the plural or singular wherever appropriate.


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